UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, VeriChip Corporation (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Scott R. Silverman, its Chairman and Chief Executive Officer. On July 9, 2008, the Company and Mr. Silverman entered into an Amendment to the Separation Agreement (the “Amendment”). The Amendment extends the date, under Section I.C. of the Agreement, that Mr. Silverman may receive payments for a strategic transaction involving the VeriMed business or the Company from July 15, 2008 to July 31, 2008.

Item 7.01 Regulation FD Disclosure.

On July 9, 2008, a lawsuit was served on the Company by Jerome C. Artigliere, a former executive of the Company’s stockholder, Digital Angel Corporation. The lawsuit, which also names Digital Angel Corporation, alleges that Mr. Artigliere holds options to acquire shares of common stock of the Company and that he has been denied the right to exercise those options. The complaint seeks damages, including injunctive relief related to the upcoming special meeting of Company stockholders. The Company believes the complaint includes inaccuracies, is without merit and intends to defend the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: July 11, 2008

/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

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